Exhibit 10.2

CEO TRANSITION AND RETIREMENT AGREEMENT
THIS CEO TRANSITION AND RETIREMENT AGREEMENT (“Agreement”) is entered into as of April 13, 2019 (“Execution Date”) by John R. Ambroseo (“Executive”) and Coherent, Inc. for and on behalf of itself and its predecessors, successors, assigns, parents, subsidiaries, branches, affiliated entities and related entities (collectively, “Company”). Executive and Company are collectively referred to in this Agreement as the “Parties.”
WHEREAS, Executive has been employed by the Company for more than thirty years and Executive and the Company would like to provide for an effective transition of the Chief Executive Officer role in connection with Executive’s retirement as of December 1, 2021 (the “Retirement Date”);
WHEREAS, the Board of Directors of Coherent, Inc. (“Board”) will commence a search process to identify a successor Chief Executive Officer;
WHEREAS, Executive shall transition to the role of Special Advisor from the role of Chief Executive Officer as of the earlier of (i) the transition date communicated by the Board in writing in advance to the Executive in connection with the commencement of a successor to serve as Chief Executive Officer of the Company and (ii) the second anniversary of the Execution Date (such earlier date, “Transition Date”);
WHEREAS, the Company wishes to set forth the terms of Executive’s role with the Company during the period from the Execution Date through the Retirement Date in exchange for the agreements expressed herein;
WHEREAS, this Agreement sets forth the terms and conditions of Executive’s role with the Company during the period from the Execution Date through the Retirement Date and any continuing obligations of the Parties to one another following the end of the employment relationship;
WHEREAS, each of the undersigned Parties to this Agreement has had ample opportunity to review the facts and law relevant to this issue, has consulted fully and freely with competent counsel of its choice if desired, and has entered this Agreement knowingly and intelligently without duress or coercion from any source and Executive has had a reasonable time in which to consider whether to sign this Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

Exhibit 10.2

1.Title and Provision of Services. From the Execution Date through immediately before the Transition Date, Executive shall continue to serve as Chief Executive Officer and President of the Company with the duties, responsibilities and authority consistent with those Executive had immediately prior to the Execution Date. From the Transition Date through the Retirement Date, Executive shall serve as a Special Advisor, with such duties and obligations as may be mutually agreed upon between Executive and the Board. From the Execution Date through the Retirement Date, Executive shall perform such succession planning, strategic and other services reasonably requested by the Board. Executive agrees to fully cooperate with the orderly transfer of his responsibilities as the Company may direct, including, without limitation, after the Retirement Date: (i) assisting in the transition of his duties to a new Chief Executive Officer for a period not to exceed one hundred eighty (180) days after the Retirement Date; (ii) complying with any reasonable Company request for information after the Retirement Date; (iii) making himself reasonably available in connection with any and all claims, disputes, negotiations, investigations, and lawsuits or administrative proceedings involving the Company or its affiliates; and (iv) providing thorough and accurate information or documents, providing truthful declarations or statements to the Company or its affiliates, meeting with attorneys or other representatives of the Company or its affiliates, preparing for and giving thorough and truthful testimony, and/or otherwise cooperating in the investigation, defense or prosecution of proceedings involving the Company.
2.Payments by the Company. In consideration for (i) Executive’s execution, without revocation, and compliance with this Agreement, including the release of claims below, (ii) Executive’s execution of the General Release of Claims attached hereto as Exhibit A (“Release”) no earlier than the day following the Retirement Date, (iii) Executive not revoking the Release prior to the eighth day following such execution and (iv) Executive providing the services set forth in paragraph 1 and provided that the Company does not terminate Executive’s employment for Cause, the following compensation will be provided to Executive: (i) base salary at a rate no less than Executive’s base salary in effect on the Execution Date for the period from the Execution Date through the second anniversary of the Execution Date and $10,000 per month thereafter through the Retirement Date; (ii) continued vesting in Executive’s outstanding equity awards under the Company’s 2011 Equity Incentive Plan according to their terms during the period from the Execution Date through the Retirement Date; (iii) eligibility for a restricted stock unit grant under the Company’s 2011 Equity Incentive Plan as determined by the Board (or a designated committee thereof) after consultation with Executive, with any such equity award to be granted at the time that equity awards are made to other executives of the Company in the fall of 2019 but only if the Transition Date has not occurred by such date and provided that the vesting schedule for any such restricted stock unit grant shall be such that the award shall be 100% vested no later than the Retirement Date provided Executive’s service under this Agreement continues through the Retirement Date (such base salary, continued vesting and eligibility for 2019 equity award,

Exhibit 10.2

collectively, “Benefits”); and (iv) continued participation until the second anniversary of the Execution Date in the Company’s Variable Compensation Plan and benefit programs to the extent provided and consistent with their terms. If Executive dies prior to the Retirement Date, Executive’s equity awards under the 2011 Equity Incentive Plan outstanding as of Executive’s death shall vest with all outstanding time-based equity awards vesting as of Executive’s death and being delivered as soon as practicable after Executive’s death and the number of outstanding performance-based equity awards that vest based on performance being determined after the end of the performance period in the same manner as for other executives of the Company and delivered at approximately the same time as for other executives of the Company. Executive acknowledges and understands that amounts payable pursuant to this Agreement will be reduced by any and all applicable federal, state, or local payroll tax withholding or other authorized deductions permitted by applicable law. Executive also acknowledges and understands that this Agreement provides no other rights to compensation or benefits for the period from the Execution Date through the Retirement Date other than as set forth in this paragraph and paragraph 3 of this Agreement. Executive acknowledges that the Benefits provided to Executive as set forth above and the Change of Control Benefits (as defined in paragraph 3 below) are greater than the sum to which Executive is otherwise entitled to receive without executing this Agreement, and Executive agrees that these Benefits and the Change of Control Benefits are in excess of those to which Executive is otherwise entitled without a release of claims under the Company’s policies and procedures, or under any law, agreement or plan, written, oral or implied.
3.Change of Control. If a Change of Control (as defined in the Company’s Change of Control Severance Plan effective December 6, 2018 (“Change of Control Severance Plan”)) (“Change of Control”) occurs prior to the Retirement Date, then the Company may terminate Executive’s employment or the Executive may terminate his employment pursuant to this paragraph.   If the Company terminates Executive’s employment prior to the Retirement Date on (or In Anticipation of a Change of Control (as defined in the Change of Control Severance Plan)), or after a Change of Control without Just Cause (as defined in the Change of Control Severance Plan) or if the Executive terminates his employment prior to the Retirement Date on or after a Change of Control for Good Reason  (as defined in the Change of Control Severance Plan based upon Executive’s duties, responsibilities and authority as Chief Executive Officer on the Execution Date and without regard to the time limitations for notice such that if Executive is not Chief Executive Officer he will have Good Reason), then Executive shall be entitled to the payments he would have received under the Change of Control Severance Plan upon such termination  of employment in the same manner as if he were a CEO participant in such Change of Control Severance Plan including a Severance Payment in the amount set forth in Section 4.3(a) of the Change of Control Severance Plan, equity compensation acceleration as set forth in Section 4.5(a) of the Change of Control Severance Plan and Benefit Continuation Payments pursuant to Section 4.5(b) of the Change of

Exhibit 10.2

Control Severance Plan (collectively, “Change of Control Benefits”). If Executive’s employment terminates prior to the Retirement Date due to Executive’s death and a Change of Control occurs on or prior to the Retirement Date, then Executive’s beneficiaries shall be entitled to the payments Executive would have received under the Change of Control Severance Plan upon a termination of Executive’s employment in the same manner as if he were a CEO participant in such Change of Control Severance Plan on the date of the Change of Control and had his employment terminated on such date of the Change of Control including a Severance Payment in the amount set forth in Section 4.3(a) of the Change of Control Severance Plan, equity compensation acceleration as set forth in Section 4.5(a) of the Change of Control Severance Plan and Benefit Continuation Payments pursuant to Section 4.5(b) of the Change of Control Severance Plan with base pay, bonus pay and equity determined as of the date immediately preceding Executive’s death but in no event shall there be a duplicate payment, including without limitation, of equity.       Neither Executive nor his beneficiaries shall be entitled to any further salary under this Agreement after termination of Executive’s employment pursuant to this paragraph.    If a Change of Control occurs and Executive continues to provide service pursuant to this Agreement through the Retirement Date, the Change of Control Benefits shall be paid to Executive in a lump sum on the Retirement Date.
4.Resignation from All Positions. Effective immediately prior to the Transition Date, Executive hereby resigns from any and all positions he holds with the Company including, without limitation, Chief Executive Officer, President and a director of the Board except for the position of Special Advisor, and will not thereafter represent himself as being an executive officer or director of the Company for any purpose. After the Retirement Date, Executive will not represent himself as being an executive officer, director, officer, attorney, agent or representative of the Company for any purpose.
5.Retirement Date and Certain Requirements. Executive’s employment relationship with the Company will be terminated as of the Retirement Date, unless earlier terminated by the Company for Cause (as hereafter defined) or in connection with a Change of Control as set forth in paragraph 3. The period of Executive’s employment relationship with the Company is herein referred to as the “Term”. Executive understands and agrees that the terms contained in this Agreement are offered by the Company contingent upon Executive’s fulfillment of his obligations under this Agreement including, without limitation, unless otherwise determined by the Board, serving as Chief Executive Officer and President until the Transition Date and as a Special Advisor from the Transition Date through the earlier of the Retirement Date or the termination of employment pursuant to paragraph 3 and cooperation in an orderly transition of Executive’s duties and execution and nonrevocation of the release contained within this Agreement and the execution and nonrevocation of the Release. For purposes of this Agreement, “Cause” means (i)(A) refusal or failure to substantially perform (other than incapacity due to physical or mental illness) Executive’s

Exhibit 10.2

duties as defined in paragraph 1 or breach of the provisions of this Agreement; provided that if curable, the failure to substantially perform or breach of the provisions of this Agreement will constitute “Cause” only if such failure or breach continues after the Board has provided Executive with a written demand for substantial performance setting forth in detail the specific respects in which it believes Executive has not substantially performed Executive’s duties or breached the Agreement and has provided Executive a reasonable opportunity to cure the same; (B) Executive’s refusal or failure to adhere to any policy of the Company or follow any lawful directive of the Board or the Chief Executive Officer provided that if curable, the failure will constitute “Cause” only if such failure continues after the Board has provided the Executive with a written demand for adherence to such policy or following of the directive and Executive has been provided a reasonable opportunity to cure the same; or (C) Executive discriminates or harasses, as determined in good faith by the Board after a formal investigation by an outside investigator (which must include a good faith discussion with the Executive), another employee or contractor of the Company or any of its affiliates on the basis of gender, race, color, creed, religion, sexual orientation, marital status, veteran status, or any other category protected by applicable law; (ii) Executive’s breach of a fiduciary duty owed to the Company or any of its affiliates; (iii)(A) Executive’s commission of a felony; (B) Executive’s misappropriation (or attempted misappropriation) of any of the funds, information, or property of the Company or any of its affiliates; or (C) Executive’s commission of any other act or willful omission involving theft, moral turpitude, misappropriation, embezzlement, fraud or dishonesty; or (iv) other misconduct or gross negligence by Executive that has caused or is likely to cause, as determined in good faith by the Board, a materially adverse impact, monetary, reputational or otherwise, to the Company or on Executive’s ability to effectively perform Executive’s duties with the Company or any affiliate.
6.Valid Consideration. Executive and Company agree that the Benefits described in paragraph 2 and the Change of Control Benefits described in paragraph 3 are each in excess of those required by the Company’s policies or procedures or by any pre-existing contractual obligation of the Company or by any statute, regulation or ordinance, and such excess amounts are offered by the Company solely as consideration for this Agreement. In the event Executive fails to abide by the terms of this Agreement, the Company may elect, at its option and without waiver of other rights or remedies it may have, not to pay or provide any excess Benefits, and if in breach of paragraph 7 to seek to recover previously paid excess Benefits or Change of Control Benefits.
7.Noncompetition and Reaffirmation of Restrictive Agreements. Executive acknowledges the goodwill the Company has built up in conjunction with its business operations, at significant time and expense to the Company. Employee therefore agrees that, during the Term, unless agreed to in writing by the Board or the Chief Executive Officer of the Company, Employee will not, directly or indirectly, whether through his own business, or as an employee, salesman,

Exhibit 10.2

consultant, independent contractor, officer or director, or otherwise, for any person or entity, aid or assist in any manner, any person or entity that engages in a business which is which is competitive with the current or reasonably anticipated business of the Company, including, without limitation, the laser industry or the photonics industry; provided, however, Employee may own, directly or indirectly, solely as an investment, securities of any company which is registered on any national securities exchange or actively traded in a generally recognized over the counter market so long as Employee owns less than two percent (2%) of the outstanding securities of such company. Executive expressly reaffirms and incorporates as part of this Agreement any and all confidentiality, intellectual property and non-solicitation provisions of any agreement with the Company.
8.Waiver and Release. To the extent permitted by applicable law, in exchange for the consideration provided in this Agreement, Executive, for himself and his heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, “Releasors”) irrevocably and unconditionally fully and forever waives, releases and discharges the Company and each and all of its present and former officers, agents, directors, managers, employees, representatives, affiliates, shareholders, attorneys, members, and each of their successors and assigns, and all persons acting by, through, under or in concert with, and individually in their official capacities (collectively, “Releasees”) from any and all claims, demands, actions, causes of action, obligations, judgments, rights, fees, damages, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claim” or “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to Executive’s hire, benefits, employment, termination or separation from employment and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter that existed or arose on or before the date of his execution of this Agreement, including, but not limited to any claims, under (as amended) the United States Constitution, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act (with respect to unvested benefits), the Civil Rights Act of 1991, 42 U.S.C. section 1981, the Sarbanes-Oxley Act of 2002, the Worker Adjustment and Retraining Notification Act, the Family Medical Leave Act, the Rehabilitation Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Business and Professions Codes, Civil Code, Labor Code, and Government Code, and/or any other federal, state or local law (statutory, regulatory or otherwise) that may be legally waived and released and any common law tort and/or contract claims, including, but not limited to, any claims of wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm.

Exhibit 10.2

Nothing in this Agreement will be construed to (i) limit or affect Executive’s right to challenge the validity of this release; (ii) in any way interfere with Executive’s right and responsibility to give truthful testimony under oath; or (iii) prohibit Executive from participating in an investigation, filing a charge or otherwise communicating with any federal, state or local government office, official or agency, including, but not limited to, the Equal Employment Opportunity Commission, Department of Labor, National Labor Relations Board, or the Securities and Exchange Commission. However, Executive expressly promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies with respect any Claim that Executive has released in this Agreement. Furthermore, this waiver and release of claims excludes, and Executive does not waive, release or discharge, any claims under state workers’ compensation or unemployment laws Executive has against the Company and/or any claims by Executive that cannot be released by a private settlement agreement. In addition, nothing in this Agreement waives, releases or discharges (i) any claim regarding rights of indemnification and receipt of legal fees and expenses to which you are entitled under the Indemnification Agreement between the Company and Executive, the Company’s or an affiliate of the Company’s Certificate of Incorporation or By-laws (or similar instrument) or pursuant to applicable law or modifies, amends, or otherwise limits in any manner any rights Executive may have under the Indemnification Agreement or (ii) any of Executive’s vested rights under the Coherent, Inc. 401(k) Retirement Plan, the Coherent, Inc. Deferred Compensation Plan or health benefit programs.
9.Unknown Claims. Executive agrees that his waiver and release of claims extends to all Claims of every nature and kind, known or unknown, suspected or unsuspected, past or present, arising from or attributable to Executive’s employment or separation of employment with the Company. Executive therefore waives the protection of California Civil Code section 1542 or any analogous state law or federal law or regulation. Section 1542 reads as follows:
A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, would have materially affected his or her settlement with the debtor or released party.
10.Confidential Information and Non-Solicitation.

A.
Executive understands and agrees that, by reason of his employment by the Company, Executive had access to confidential, proprietary and secret information, documents, materials and other information, in tangible and intangible form about the Company, its business, its customers and its methods of operation (collectively, “Confidential Information”), including but not limited to all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs,

Exhibit 10.2

formulas, developmental or experimental work, computer programs, technology, products, product specifications, techniques, inventions, discoveries, improvements, research, test results, databases, other original works of authorship, customer lists or other information related to customers or prospective customers, marketing, sales and business plans, strategies, forecasts, budgets, projections, other financial information, cardholder information, or other information pertaining to any business of the Company or any of its employees, customers, clients, members, joint ventures, vendors, licensees, consultants or third parties with whom it does business. Executive understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
Executive will treat all Confidential Information as strictly confidential and will not disclose or use any Confidential Information that Executive acquired, developed or created by reason of Executive’s employment, except (i) if compelled by a valid subpoena or as otherwise required by law, but, in any such case, and to the extent permitted by law, only after providing the Company with prior written notice as soon as practicable and with reasonable opportunity to contest such subpoena or other requirement for information, (ii) for information that is or becomes publicly available other than through Executive’s breach of any of Executive’s obligations to the Company, (iii) pursuant to paragraph 14 below, or (iv) pursuant to 18 U.S.C. section 1833(b) described below.

B.
Notwithstanding the nondisclosure obligations contained in paragraph 10.A. and paragraph 11, pursuant to 18 U.S.C. section 1833(b), Executive understands that he will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive further understands that if he files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the Company’s trade secret to an attorney and use the trade secret

Exhibit 10.2

information in the court proceeding if Executive: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. Executive understands that in the event it is determined that disclosure of Company trade secrets was not done in good faith as described in this paragraph 10.B, Executive may be subject to substantial damages, including punitive damages and attorneys’ fees.

C.
In addition, Executive will not, directly or indirectly, use Confidential Information to solicit, induce or influence any customer, supplier, lender, lessor or any other person having a business relationship with the Company to discontinue or reduce the extent of such relationship. For the Term and through the period ending on the twelve-month anniversary of the Retirement Date (the “Restricted Period”), Executive will not, without the prior written consent of the Board, disrupt, damage or interfere with the Company’s business by directly or indirectly, recruiting, soliciting, or otherwise inducing or influencing any person who is employed by the Company in a managerial capacity in the management, design, production, operation, technology, sales or marketing areas of the Company or any person who is performing any of the above functions for the Company as an independent contractor to discontinue such employment or other relationship. Nothing set forth in this Agreement prohibits Executive from being employed by or engaged in a competing business without using the Company’s Confidential Information.

D.
Executive further understands and acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by Executive might cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties. Executive further agrees that a breach of this paragraph by him may give rise to an irreparable injury to the Company, which may not be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Executive of this paragraph, the Company will be entitled to injunctive relief in addition to any damages to which it may be entitled and Executive expressly waives the requirement of any posting of a bond in such action.

Exhibit 10.2

11.Inventions. In exchange for receiving the benefits set forth in this Agreement, Executive hereby assigns to the Company, or its designee, all of Executive’s right, title and interest throughout the world in and to any and all inventions, original works of authorship, designs, trademarks, formulae, processes, domain names, databases (and their contents), developments, concepts, know-how, improvements of trade secrets, whether or not patentable or registrable under patent, copyright, trademark or similar laws, (“Inventions”) which Executive solely or jointly conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice, during Executive’s employment with the Company up through the Retirement Date. Executive acknowledges and agrees that Executive does not have any Inventions which were made by Executive prior to the commencement of Executive’s employment with the Company. Upon request by the Company, Executive agrees to execute any and all applications, assignments or other instruments that the Company deems necessary to evidence the foregoing assignment or to apply for and obtain patents or trademark or copyright registrations in the United States or any foreign country or otherwise to protect the Company’s interest in this Agreement (without additional compensation to Executive). Furthermore, Executive hereby appoints each of the Company’s managers, acting severally, as Executive’s attorney-in-fact to execute such documents on Executive’s behalf. Executive understands that the provisions of this assignment of inventions to the Company are limited by Section 2870 of the California Labor Code, which states the following: 2870. (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.
12.Return of Property. Upon the Retirement Date, Executive will return to the Company all files, memoranda, records, credit cards, pagers, computers, computer files, passwords and pass keys, card keys, or related physical or electronic access devices, and any and all other property received from the Company or any of its current or former executives or generated by Executive in the course of employment; provided that Executive shall be allowed to retain his mobile number. Upon the Retirement Date, Executive will delete all electronic data and files pertaining to Executive’s job or the Company’s business operations, existing on Executive’s personal computers, other personal electronic devices, and on any email account maintained or accessible by Executive. Without limitation on the foregoing, Executive will upon the Retirement Date return to the Company

Exhibit 10.2

all of the Company’s property, including records, vendor/client lists, other lists, data, notes, reports, proposals, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property or other non-public information, or copies or reproductions of any of the aforementioned items, electronic devices (including, but not limited to, any laptop computer, blackberry or similar device, or cellphone), or other documents or property which, in each case, Executive obtained, received or produced in connection with his employment with the Company or that was within Executive’s possession and control.
13.Non-Disparagement. Subject to paragraph 10.A. above and paragraph 14 below, and except to the extent Executive provides testimony under oath, Executive will not make any statements, whether orally or in writing, about the Company or any of its present or former officers, agents, directors, managers, employees, representatives, affiliates, shareholders, members, or any of their successors or assigns, or to engage in conduct which could reasonably be expected to adversely affect the reputation or business of the Company and/or any of its present or former officers, agents, directors, managers, employees, representatives, affiliates, shareholders, members, and each of their successors and assigns.
14.Permitted Communications. Executive acknowledges that nothing in this Agreement prohibits or restricts Executive from initiating communications directly with, responding to any inquiry from, or providing information to or testimony before, the Securities and Exchange Commission, Department of Justice, or any other governmental agency or self-regulatory organization, about actual or potential violations of laws or regulations. Executive further acknowledges that Executive is not required to obtain the Company’s prior authorization before engaging in such communications, nor is Executive required to inform the Company about such communications.
15.No Admission. The Parties agree and acknowledge that this Agreement, and compliance with this Agreement, will not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of the rights of Executive or any person, or violation of any order, law, statute, duty, or contract whatsoever against Executive or any person.
16.Assignment. This Agreement will be binding upon the Parties and upon their heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Executive expressly warrants that he has not transferred to any person or entity any rights, causes of action or claims released in this Agreement. Any purported assignment by Executive will be null and void.

Exhibit 10.2

17.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement will be held as unenforceable and thus stricken, such holding will not affect the validity of the remainder of this Agreement, the balance of which will continue to be binding upon the Parties with any such modification to become a part of, and treated as though originally set forth in, this Agreement. The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law. However, if a court should hold that Executive’s waiver and release of claims is void or voidable, in whole or in part, the Company at its election may recover the excess Benefits paid or provided under this Agreement.
18.Entire Agreement. This Agreement, including the Release, sets forth the entire agreement between the Parties and fully supersedes any and all prior agreements or understandings, written or oral, between the Parties pertaining to the subject matter of this Agreement (except that Executive will continue to be bound by the confidentiality, intellectual property and non-solicitation provisions of any agreement with the Company and/or any similar agreement previously executed by Executive will remain fully enforceable and binding on the Parties, all subject to paragraphs 10.A and 14 of this Agreement). Executive acknowledges and confirms that he will be entitled to the benefits of the Company’s Change of Control Severance Plan only as set forth in paragraph 3 and that he will not be entitled to benefits of the Company’s Change of Control Severance Plan with respect to any Change of Control occurring on or after Executive’s Retirement Date. Executive represents and acknowledges that in executing this Agreement Executive did not rely and has not relied upon any representation or statement made by the Company or by any of the Company’s agents, attorneys, or representatives with regard to the subject matter, basis or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement. This Agreement may be modified only in a written document signed by the Parties and referring specifically to this Agreement.
19.Governing Law. This Agreement will be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties. Except to the extent that federal law applies, this Agreement is entered into under California law and will be construed and governed under the laws of the State of California
20.Arbitration and Equitable Relief.

Exhibit 10.2

A.The Company and Executive agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the making, interpretation, construction, performance or breach thereof, will be finally settled by binding arbitration in San Francisco, California under the then current rules of JAMS by one (1) arbitrator appointed in accordance with such rules. The arbitrator may grant injunctive or other relief in such dispute or controversy. The decision of the arbitrator, will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction. The Parties agree that, any provision of applicable law notwithstanding, they will not request and the arbitrator will have no authority to award, punitive or exemplary damages against any party. Unless otherwise required by applicable law, the costs of the arbitration, including administrative and arbitrator’s fees, will be shared equally by the parties. Each party will bear the cost of its own attorneys’ fees and expert witness fees.
B.The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this Agreement and without abridgment of the powers of the arbitrator.
C.EXECUTIVE HAS READ AND UNDERSTANDS THIS PARAGRAPH 20. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE WILL BE OBLIGATED TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN PARAGRAPH 20.B., AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.
21.Taxes. The Company and affiliates make no representations with regard to the effect on Executive’s federal, state, or local income tax liability with regard to the Benefits or Change of Control Benefits and any other payments or benefits being provided to Executive. Executive hereby assumes full and sole responsibility for payment of taxes due, if any, on the consideration tendered herein and further agrees to defend, indemnify, and hold the Company and its affiliates harmless from and against any loss, liability, obligation, action, cause of action, claims, demands, or other

Exhibit 10.2

expenses of any nature whatsoever, relating to, in connection with, or arising out of the payment of said taxes and interest, and/or penalties imposed, arising out of any such tax.
22.Section 409A. The Company and Executive intend that this Agreement and the payments provided hereunder be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) to the maximum extent possible, or to the extent Section 409A is applicable to this Agreement, the Company and Executive intend that this Agreement and any payments thereunder comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted, operated and administered in a manner consistent with such intentions; provided, however that in no event shall the Company or any of its affiliates (or any of their successors) be liable for any additional tax, interest or penalty that may be imposed on the Executive pursuant to Section 409A or for any damages incurred by the Executive as a result of this Agreement (or the payments hereunder) failing to comply with, or be exempt from Section 409A. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement to the contrary if at the time the Executive’s employment hereunder terminates, the Executive is a “specified employee” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Executive to the imposition of any additional tax or interest under Section 409A, amounts that would (but for this provision) be payable within six months following the date of the Executive’s separation from service shall not be paid to the Executive during such period, but shall instead be paid in a lump sum on the first payroll date that occurs on or after the date six months and one day following the date of such Executive’s separation from service or, if earlier, upon the Executive’s death.
23. Knowing and Voluntary Acknowledgement. Executive agrees and acknowledges that: (a) Executive has read the terms of this Agreement and understands all of its terms; (b) Executive is hereby advised of Executive’s right to consult with an attorney of his choice prior to executing this Agreement; (c) this Agreement represents an important legal and binding agreement, that he is executing this Agreement voluntarily, free from duress, undue pressure or influence, harassment or intimidation and that he enters into it with full knowledge of its intent and terms; and (d) he is not waiving or releasing rights or claims that may arise after his execution of this Agreement.
Executive understands and agrees that Executive has been given at least 21 days (the “Consideration Period”) within which to consider this Agreement and its ramifications and discuss the terms of this Agreement with the Company before executing it. Executive further acknowledges that any modification of this Agreement, whether material or immaterial, will not restart or change the Consideration Period.

Exhibit 10.2

Executive further understands and agrees that once Executive signs this Agreement, he will have an additional 7 days in which to revoke his acceptance of this Agreement. To do so, Executive must provide notice of revocation prior to the expiration of the 7-day revocation period to Mark Rakic, Senior Vice President of Human Resources in writing via hand delivery, fax at (408)-764-4820 or by e-mail to, if using email, with a copy to, or to their designated successors. Provided Executive has not revoked his acceptance of this Agreement during such 7-day revocation period, this Agreement shall become effective the eighth day after the Executive signs this Agreement (“Effective Date”).
Executive acknowledges that, even if this Agreement is not executed or is canceled or revoked by Executive, the provisions of the Employee Agreement, that otherwise by their terms survive termination of Executive’s employment shall remain in full force and effect.
24.Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute the same instrument; provided, however, that this Agreement will be of no force or effect unless executed by both Parties. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
25.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

COHERENT, INC.		JOHN R. AMBROSEO

By:	/s/Kevin Palatnik	/s/ John Ambroseo

Its:	EVP & CFO

Dated:	April 13, 2019	Dated:	April 13, 2019

Exhibit 10.2

EXHIBIT A
GENERAL RELEASE OF CLAIMS
This General Release of Claims (“Release”) is entered into on the date set forth below by John R. Ambroseo (“Executive”) and Coherent, Inc. for and on behalf of itself and its predecessors, successors, assigns, parents, subsidiaries, branches, affiliated entities and related entities (collectively, “Company”). In consideration for the Benefits or Change of Control Benefits set forth in the CEO Transition and Retirement Agreement dated ___________________ (“Agreement”) and as a condition to Executive’s right to receive the Benefits or Change of Control Benefits (as described and set forth in the Agreement), Executive hereby agrees as follows:
1.Waiver and Release. To the extent permitted by applicable law, in exchange for the consideration provided in the Agreement, Executive, for himself and his heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, “Releasors”) irrevocably and unconditionally fully and forever waives, releases and discharges the Company and each and all of its present and former officers, agents, directors, managers, employees, representatives, affiliates, shareholders, attorneys, members, and each of their successors and assigns, and all persons acting by, through, under or in concert with, and individually in their official capacities (collectively, “Releasees”) from any and all claims, demands, actions, causes of action, obligations, judgments, rights, fees, damages, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claim” or “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to Executive’s hire, benefits, employment, termination or separation from employment and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter that existed or arose on or before the date of his execution of this Release, including, but not limited to any claims, under (as amended) the United States Constitution, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act (with respect to unvested benefits), the Civil Rights Act of 1991, 42 U.S.C. section 1981, the Sarbanes-Oxley Act of 2002, the Worker Adjustment and Retraining Notification Act, the Family Medical Leave Act, the Rehabilitation Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Business and Professions Codes, Civil Code, Labor Code, and Government Code, and/or any other federal, state or local law (statutory, regulatory or otherwise) that may be legally waived and released and any common law tort and/or contract claims, including, but not limited to, any claims of wrongful discharge, defamation, emotional distress,

1

tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm.
Nothing in this Release or the Agreement will be construed to (i) limit or affect Executive’s right to challenge the validity of this release; (ii) in any way interfere with Executive’s right and responsibility to give truthful testimony under oath; or (iii) prohibit Executive from participating in an investigation, filing a charge or otherwise communicating with any federal, state or local government office, official or agency, including, but not limited to, the Equal Employment Opportunity Commission, Department of Labor, National Labor Relations Board, or the Securities and Exchange Commission. However, Executive expressly promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies with respect any Claim that Executive has released in this Release or the Agreement. Furthermore, this waiver and release of claims excludes, and Executive does not waive, release or discharge, any claims under state workers’ compensation or unemployment laws Executive has against the Company and/or any claims by Executive that cannot be released by a private settlement agreement. In addition, nothing in this Release waives, releases or discharges (i) any claim regarding rights of indemnification and receipt of legal fees and expenses to which you are entitled under the Indemnification Agreement made between the Company and Executive, the Company’s or an affiliate of the Company’s Certificate of Incorporation or By-laws (or similar instrument) or pursuant to applicable law or (ii) any of Executive’s vested rights under the Coherent, Inc. 401(k) Retirement Plan, the Coherent, Inc. Deferred Compensation Plan or health benefit programs.
Executive affirms that he has been paid and/or has received all compensation, wages, bonuses and/or benefits to which he may be entitled and no other compensation, wages, bonuses and/or benefits are due to Executive except as provided in the Agreement. Executive represents that he has reported all injuries and illnesses arising out of Executive’s employment with the Company; has been properly provided any leave of absence required by applicable law because of his or a family members’ health condition or any other qualifying leave; and has not been subject to any improper treatment, conduct, or actions due to a request for or taking such leave.
2.Unknown Claims. Executive agrees that his waiver and release of claims extends to all Claims of every nature and kind, known or unknown, suspected or unsuspected, past or present, arising from or attributable to Executive’s employment or separation of employment with the Company. Executive therefore waives the protection of California Civil Code section 1542 or any analogous state law or federal law or regulation. Section 1542 reads as follows:
A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, would have materially affected his or her settlement with the debtor or released party.

2

3.Knowing and Voluntary Acknowledgement. Executive agrees and acknowledges that: (a) Executive has read the terms of this Release and understands all of its terms; (b) Executive is hereby advised of Executive’s right to consult with an attorney of his choice prior to executing this Release; (c) this Release represents an important legal and binding agreement, that he is executing this Release voluntarily, free from duress, undue pressure or influence, harassment or intimidation and that he enters into it with full knowledge of its intent and terms; and (d) he is not waiving or releasing rights or claims that may arise after his execution of this Release.
Executive understands and agrees that Executive has been given at least 21 days (the “Release Consideration Period”) within which to consider this Release and its ramifications and discuss the terms of this Release with the Company before executing it. Executive further acknowledges that any modification of this Release, whether material or immaterial, will not restart or change the Release Consideration Period.
Executive further understands and agrees that once Executive signs this Release, he will have an additional 7 days in which to revoke this Release. To do so, Executive must provide notice of revocation prior to the expiration of the 7-day revocation period to Mark Rakic, Senior Vice President of Human Resources in writing via hand delivery, fax at (408)-764-4820 or by e-mail to Mark.Rakic@coherent.com, if using email, with a copy to bret.dimarco@coherent.com, or their designated successors. Provided Executive has not revoked this Release during such 7-day revocation period, this Release shall become effective the eighth day after the Executive signs this Release (“Release Effective Date”).
IN WITNESS WHEREOF, Executive has executed this Release as of the date indicated below.

Dated:

3